Exhibit 99.1

Phoenix Footwear Group, Inc.

Shareholders Authorize

Reverse/Forward Stock Split

CARLSBAD, Calif., January 31, 2011 – Phoenix Footwear Group, Inc. (AMEX: PXG), (the “Company”) announced today that at a special meeting on January 28, 2011 (the “Special Meeting”), the shareholders approved a 1-for-200 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, to be immediately followed by a 200-for-1 forward stock split of the common stock (the “Forward Stock Split” and together with the Reverse Stock Split, the “Reverse/Forward Stock Split”). As a result, registered shareholders owning fewer than 200 shares of common stock of record prior to the Reverse Stock Split will have such pre-split shares cancelled and converted into the right to receive cash consideration of $0.75 per pre-split share. The Reverse/Forward Stock Split will be effective following the close of business on January 31, 2011.

The purpose of the Reverse/Forward Stock Split is to allow the Company to suspend its Securities and Exchange Commission reporting obligations by reducing the number of stockholders of record to fewer than 300. The Company expects to repurchase approximately 12,800 shares for $9,600 and reduce its number of shareholders of record to approximately 210. As a result, the Company expects to terminate the registration of its common stock under federal securities laws as soon as practicable. The Company also intends to file a Form 25 with the SEC to voluntarily delist its shares from the NYSE AMEX as soon as possible after completion of the stock split. This delisting will take effect 10 days following the filing of the Form 25.

Jim Riedman, CEO and President, stated, “We are pleased to announce this Reverse/Forward Split, as it is an important step toward our goal of simplifying the operating structure of the Company and reducing overhead costs significantly. We believe that we initiated this process at an appropriate time and that it is in the best interest of our stockholders and the Company’s future growth. We look forward to our shares trading on the Pink OTC Markets and providing the shareholders with financial information relating to the fiscal year ended January 1, 2011 in the near future.”

Additional information regarding the Reverse/Forward Stock Split is contained in the definitive proxy statement and other relevant documents filed with the SEC and may be obtained free of charge at the SEC’s website, http://www.sec.gov and at www.envisionreports.com/pxg. Shareholders of record as of the effective time of the Reverse Stock Split to receive cash in lieu of fractional shares will receive instructions by mail regarding the method of exchanging the old stock certificates for cash in lieu of fractional shares. Computershare Trust Company, N.A., the Company’s transfer agent, will act as the Exchange Agent for the Reverse/Forward Stock Split.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, specializes in quality comfort women’s and men’s footwear with a design focus on fitting features. Phoenix Footwear designs, develops, markets and sells footwear in a wide range of sizes and widths under the brands Trotters®, SoftWalk®, and H.S. Trask®.

These brands are primarily sold through department stores, leading specialty and independent retail stores, mail order catalogues and internet retailers and are carried by approximately 650 customers in over 900 retail locations throughout the U.S. Phoenix Footwear has been engaged in the manufacture or importation and sale of quality footwear since 1882.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from results presently anticipated or projected. Phoenix Footwear cautions you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Readers are advised that the Phoenix Footwear’s actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this press release or in our other filings with the Securities and Exchange Commission, all of which are available at the SEC’s website at http://www.sec.gov. Many of these risks and uncertainties are discussed in Phoenix Footwear’s annual report on Form 10-K for the year ended January 2, 2010, filed with the SEC on March 31, 2010, and in reports we have subsequently filed with the SEC, provided that the forward looking statement safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements the Company makes in connection with this transaction.

Contact:

Dennis T. Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688